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                                                                   EXHIBIT 23(c)



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Spelling Entertainment Group Inc. for the registration of 825,400 shares of its common stock and to the incorporation by reference therein of our report dated March 19, 1993, with respect to the consolidated financial statements and schedules of Spelling Entertainment Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP
                                            ---------------------
                                            ERNST & YOUNG LLP
Cincinnati, Ohio
November 20, 1995